Exhibit 31.1
CERTIFICATIONS

I, Brian Bronson, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Radisys Corporation for the fiscal year ended
December 31, 2012; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

RADISYS CORPORATION
Date: April 26, 2013	By:	/s/ Brian Bronson
Brian Bronson
Chief Executive Officer, President, and Director